Exhibit 99.1

Cheetah Net Supply Chain Service Inc. Announces First Quarter 2026 Results and Provides Corporate Update

IRVINE, Calif. May 14, 2026 (GLOBE NEWSWIRE) – Cheetah Net Supply Chain Service Inc. (“Cheetah” or the “Company”) (Nasdaq: CTNT), a logistics and warehousing services provider, today reported results for the quarter ended March 31, 2026 and provided a corporate update.

For the quarter ended March 31, 2026, the Company reported revenue of $92,700 from its logistics and warehousing business, compared to $479,799 in the same period in 2025, representing a decrease of $387,099, or 80.7%. The Company recorded an operating loss of $764,319 for the quarter ended March 31, 2026, compared to an operating loss of $960,448 in the same period in 2025, representing a decrease of $196,129, or 20.4%. The decrease was primarily due to a decrease of $230,515 in selling, general and administrative expenses compared to the same period in 2025. The Company recognized other income of $152,454 for the quarter ended March 31, 2026, which primarily consisted of interest income of $151,142. After accounting for an income tax provision of $4,400, the Company reported a net loss from continuing operations of $616,265, compared to $753,909 to the same period in 2025, representing a loss decrease of $137,644, or 18.3%.

Tony Liu, Cheetah’s Chairman and CEO commented: “During the first quarter of 2026, our logistics and warehousing business continued to face pressure uncertainty in global trade, which affected cross-border logistics demand and customer activity. In response, we remained focused on cost discipline, operational efficiency, and preserving financial flexibility, while continuing to evaluate ways to reposition the Company for long-term growth.”

“During the quarter, we took important steps to strengthen our capital base and streamline our business structure. We completed a private placement financing transaction, which will help us fund certain future strategic initiatives. We will continue to streamline our logistics and warehousing business to better allocate resources toward higher-priority opportunities and enhance the Company’s overall operating structure.”

“We also completed an ATM financing in April and entered into a Share Transfer Agreement to acquire 100% equity interest in a Hong Kong-based company that is engaged in the trading of large-scale industrial equipment and target to close the deal in May. We believe this acquisition will create international opportunities to expand our business platform and support the Company’s long-term growth strategy.”

First Quarter 2026 Financial Results

Continuing operations – logistics and warehousing business

For the three months ended March 31, 2026, the Company reported revenue of $92,700 from its logistics and warehousing services segment, including $39,700, or 42.8% of the Company’s total revenue from Edward Transit Express Group Inc. (“Edward”), which the Company acquired in February 2024, and $53,000, or 57.2% of the Company’s total revenue from TW & EW Services Inc. (“TWEW”), which the Company acquired in November 2024.

Revenue from Edward decreased by 36.5% to $39,700 for the three months ended March 31, 2026, compared to $62,515 for the same period in 2025. The decrease was primarily due to reduced business activities and customer volume at Edward in anticipation of the planned sale of the entity.

Revenue from TWEW decreased by 87.3% to $53,000 for the three months ended March 31, 2026, compared to $417,284 for the same period in 2025, primarily due to reduced customer demand following changes in tariff policies in 2025. We will continue to focus on improving operational efficiencies and expanding our market presence of TWEW in the California area.

The Company also reported cost of revenue of $72,833 and $423,543 for the three months ended March 31, 2026 and 2025, respectively, primarily reflecting labor and logistics costs for TWEW and ocean freight service costs incurred by Edward.

Gross profit for the three months ended March 31, 2026, was $19,867, a decrease of $36,389, or 64.7%, from $56,256 for the three months ended March 31, 2025.

General and administrative expenses for the Company’s continuing operations decreased by $230,515, or 23.0%, to $770,004 for the three months ended March 31, 2026 from $1,000,519 for the three months ended March 31, 2025. The decrease was mainly due to (i) a decrease of $165,038 in legal and accounting fees as we recorded the accounting fee for annual audit for Fiscal Year 2024 in the first quarter of 2025, (ii) a decrease of $75,908 in payroll and benefits expense due to staff optimization and cost-saving measures, (iii) a decrease of 28,280 in rental and leases, primarily due to the termination of one of the Company’s office leases, (iv) a decrease of $15,572 in insurance expenses resulting from a change in our insurance provider, (v) a decrease of $10,370 in travel and entertainment expenses during the three months ended March 31, 2026, as the Company reduced discretionary spending and maintained tighter controls over non-essential expenses, (vi) a decrease of $4,560 in depreciation and amortization expenses, as we did an impairment loss on intangible assets in 2025, partially offset by (vii) an increase of $1,862 in recruiting expenses, and (ⅷ) an increase of $67,351 of other miscellaneous general and administration expenses during the three months ended March 31, 2026, primarily due to the increase of other profession fee for TWEW.

Share-based compensation expenses were $14,182 and $16,185 for the three months ended March 31, 2026 and 2025, respectively, representing a decrease of $2,003, or 12.4%.

Interest income from continuing operations was $151,142 for the three months ended March 31, 2026, compared to $208,090 for the three months ended March 31, 2025, representing a decrease of 56,948, or 27.4%. The decrease was primarily due to a reduction in average outstanding loan balances as certain borrowers repaid a portion of their loans, resulting in lower interest income.

Interest expense incurred from our continuing operations was $7,700 for the three months ended March 31, 2026, which slightly decreased by $1,112, or 12.6%, from $8,812 for the three months ended March 31, 2025, mainly due to lower interest incurred on premium finance arrangements.

Other income, net was $152,454 for the three months ended March 31, 2026, compared to $211,894 for the three months ended March 31, 2025, representing a decrease of $59,440, or 28.1%. The decrease was primarily attributable to lower rental income recognized during the three months ended March 31, 2026.

The Company incurred a net loss of $616,265 from its continuing operations For the three months ended March 31, 2026, compared to net loss of $753,909 for the same period of 2025.

Discontinued Operations- parallel-import vehicle business

On March 3, 2025, the Company discontinued its parallel-import vehicle business following a board resolution to that effect, as the Company fully exited its parallel-import vehicle business during the year ended December 31, 2024. The Company did not generate any income or incur any expenses from discontinued operations for the three months ended March 31, 2026.

Liquidity and Going Concern Considerations

The Company reported a net operating loss of approximately $0.6 million for three months ended March 31, 2026, and net cash used in operating activities of approximately $2.5 million. As the Company has been transitioning to the logistics and warehousing service business, the Company may continue to incur operating losses and generate negative cash flow. These factors raise doubts about the Company’s ability to continue as a going concern.

As of March 31, 2026, the Company had cash and cash equivalents of approximately $0.7 million and a working capital balance of $7.1 million. In addition, the Company had loan receivable from third parties of approximately $4.4 million, which can be sufficient for the Company to support its ongoing business operations and meet the future obligations.

As the Company continues its transition to the logistics and warehousing service business, the Company may continue to incur operating losses and generate negative cash flow.

Forward-Looking Statements

This press release contains certain forward-looking statements, including statements that are predictive in nature. Forward-looking statements are based on the Company’s current expectations and assumptions. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. These statements may be identified by the use of forward-looking expressions, including, but not limited to, “anticipate,” “believe,” “continue,” “estimate,” “expect,” “future,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in the Company’s filings with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K, under the caption “Risk Factors.”

For more information, please contact:

Cheetah Net Supply Chain Service Inc.

Investor Relations

(949) 418-7804

ir@cheetah-net.com

CHEETAH NET SUPPLY CHAIN SERVICE INC.

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2026	2025
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$713,948	$233,217
Accounts receivable, net	1,650	6,540
Loan receivable	4,441,513	7,430,111
Other receivables, net	698,326	1,157,130
Prepaid expenses and other current assets	2,390,989	238,648
Deposit on long-term investment	40,131,287	—
TOTAL CURRENT ASSETS	48,377,713	9,065,646
NONCURRENT ASSETS:
Property, plant, and equipment, net	348,986	358,868
Operating lease right-of-use assets	1,023,424	1,165,517
Intangibles, net	769,060	792,571
Goodwill	475,862	475,862
TOTAL NONCURRENT ASSETS	2,617,332	2,792,818
TOTAL ASSETS	$50,995,045	$11,858,464

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$6,778	$32,762
Current portion of long-term debt	36,814	35,902
Loans payable from premium finance	33,353	82,650
Due to a related party	6,713	5,204
Operating lease liabilities, current	620,594	594,407
Accrued liabilities and other current liabilities	415,256	594,693
TOTAL CURRENT LIABILITIES	1,119,508	1,345,618
NONCURRENT LIABILITIES:
Long-term debt, net of current portion	562,399	572,653
Operating lease liabilities, net of current portion	419,634	584,606
TOTAL NONCURRENT LIABILITIES	982,033	1,157,259
TOTAL LIABILITIES	$2,101,541	$2,502,877

COMMITMENTS AND CONTINGENCIES (Note 16)	—	—

STOCKHOLDERS’ EQUITY
Common stock, $0.0001 par value, 2,200,000,000 shares authorized; 184,346 and 17,096 shares issued and outstanding, including:
Class A common stock, $0.0001 par value, 2,000,000,000 shares authorized, 180,890 and 13,640 shares issued and outstanding	18	1
Class B common stock, $0.0001 par value, 200,000,000 shares authorized, 3,456 and 3,456 shares issued and outstanding	—	—
Additional paid-in capital	57,840,065	17,685,900
(Accumulated deficit) Retained earnings	(8,946,579)	(8,330,314)
TOTAL STOCKHOLDERS’ EQUITY	48,893,504	9,355,587

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$50,995,045	$11,858,464

CHEETAH NET SUPPLY CHAIN SERVICE INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended March 31,
	2026	2025
REVENUE	$92,700	$479,799

COST OF REVENUE	72,833	423,543

GROSS PROFIT	19,867	56,256

OPERATING EXPENSES
General and administrative expenses	770,004	1,000,519
Share-based compensation expenses	14,182	16,185
TOTAL OPERATING EXPENSES	784,186	1,016,704

LOSS FROM OPERATIONS	(764,319)	(960,448)

OTHER INCOME (EXPENSES)
Interest income	151,142	208,090
Interest expenses	(7,700)	(8,812)
Other income	9,012	12,616
OTHER INCOME (EXPENSES), NET	152,454	211,894

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(611,865)	(748,554)

Income tax (benefits)	4,400	5,355

LOSS FROM CONTINUING OPERATIONS	(616,265)	(753,909)

NET LOSS	$(616,265)	$(753,909)

Loss from continuing operations per ordinary share - basic and diluted	$(4.53)	$(46.84)
Loss from discontinued operations per ordinary share - basic and diluted	$0.00	$0.00
Loss per share - basic and diluted	$(4.53)	$(46.84)
Weighted average shares - basic and diluted	136,029	16,096

CHEETAH NET SUPPLY CHAIN SERVICE INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2026	2025
Net cash provided by (used in) operating activities	$(616,265)	$(753,909)
Cash outflows from operations-continuing operations	(2,457,939)	(772,374)
Cash inflows from operations-discontinued operations	—	2,540,500
Net cash used in investing activities	(37,142,689)	(3,026,400)
Cash outflows from investing activities-continuing operations	(37,142,689)	(3,026,400)
Net cash provided by (used in) financing activities	(40,081,359)	(68,539)
Cash inflows (outflows) from financing activities-continuing operations	(40,081,359)	(68,539)
Net increase (decrease) in cash	$480,731	$(1,326,813)